UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 24, 2017
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 24, 2017 Overstock.com, Inc.’s indirect majority-owned subsidiary t0.com, Inc. (“tZERO”) issued a press release announcing tZERO’s plans for an initial coin offering, or ICO. As described in the press release, tZERO expects to offer a percentage of tZERO's profits, distributed as a quarterly distribution, to holders of the tokens.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is furnished with this report:

99.1	Press release issued by tZERO on October 24, 2017

The press release furnished with this Form 8-K contains forward-looking statements. Such forward-looking statements include all statements other than statements of historical fact. These forward-looking statements are inherently difficult to predict. The structure and terms of any initial coin offering or similar transaction that tZERO may ultimately undertake may be significantly different from the structure currently contemplated and described in the press release for a variety of reasons, including legal, regulatory and commercial considerations. All forward-looking statements are also subject to the risks described in our Form 10-Q for the quarter ended June 30, 2017 which was filed with the Securities and Exchange Commission on August 3, 2017. The Form 10-Q and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	October 26, 2017